MIRAVANT MEDICAL TECHNOLOGIES/

                            XILLIX TECHNOLOGIES CORP.

                          STRATEGIC ALLIANCE AGREEMENT


                                    June 1998




















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            MIRAVANT MEDICAL TECHNOLOGIES/ XILLIX TECHNOLOGIES CORP.
                          STRATEGIC ALLIANCE AGREEMENT

                                Table of Contents


ARTICLE I - DEFINITIONS........................................................2


ARTICLE II - OWNERSHIP AND LICENSE.............................................5


ARTICLE III - RESEARCH, DEVELOPMENT AND FUNDING................................7


ARTICLE IV - COMMERCIAL SUPPLY.................................................9


ARTICLE V - MARKETING AND SALE OF CO-DEVELOPED DEVICES........................10


ARTICLE VI - PAYMENTS AND ACCOUNTING..........................................12


ARTICLE VII - REGULATORY RESPONSIBILITIES.....................................13


ARTICLE VIII - PATENTS........................................................14


ARTICLE IX - PUBLICATIONS AND CONFIDENTIALITY.................................15


ARTICLE X - WARRANTIES OF MRVT................................................16


ARTICLE XI - WARRANTIES OF XILLIX.............................................17


ARTICLE XII - MUTUAL WARRANTIES...............................................17


ARTICLE XIII - TERM & TERMINATION.............................................18


ARTICLE XIV - INDEMNIFICATION.................................................19


ARTICLE XV - MISCELLANEOUS....................................................20


ARTICLE XVI - BINDING EFFECT; ASSIGNMENT......................................22


ARTICLE XVII - RESOLUTION OF DISPUTES.........................................22







             MIRAVANT MEDICAL TECHNOLOGIES/XILLIX TECHNOLOGIES CORP.
                          STRATEGIC ALLIANCE AGREEMENT

     THIS MIRAVANT MEDICAL TECHNOLOGIES/XILLIX TECHNOLOGIES CORP. STRATEGIC ALLIANCE AGREEMENT ("Agreement") entered into this ____ day of June, 1998, between MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation, with corporate offices at 7408 Hollister Avenue, Santa Barbara, California 93117 (hereinafter referred to as "MRVT") and XILLIX TECHNOLOGIES CORP., a British Columbia corporation with corporate offices at #300 - 13775 Commerce Parkway, Richmond, B.C. Canada V6V 2V4 (hereinafter referred to as "Xillix").

     WHEREAS, MRVT is a pharmaceutical and medical device company which, using its proprietary technology and know-how, has developed and will continue to develop, on its own or in collaboration with third party vendors, photoreactive drugs and devices for use in photodynamic therapy;

     WHEREAS, Xillix is a medical device company which, using its proprietary technology and know-how, has developed and will continue to develop, on its own or in collaboration with third party vendors, Fluorescence Imaging Systems; and

     WHEREAS, MRVT and Xillix desire to exclusively co-develop and commercialize new technology and devices incorporating MRVT's Photodynamic Therapy technology and Xillix's Fluorescence Imaging technology; and

     WHEREAS, MRVT and Xillix are concurrently entering into Subscription Agreements (the "Subscription") pursuant to which MRVT will be investing FIVE MILLION DOLLARS ($5,000,000 U.S.) in Xillix through the combination of purchase of Xillix common stock and issuance of MRVT common stock.

     NOW, THEREFORE, in consideration of the premises and mutual covenants exchanged herein, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

     1.01 Act. The term "Act" shall mean the Food, Drug & Cosmetic Act (21 U.S.C. ss. 301, et seq.) as such shall be amended from time to time and regulations promulgated thereunder.

     1.02 Affiliate. The term "Affiliate" shall mean, with respect to any specified party, any company that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the party specified. For purposes of this definition, "control" including with correlative meanings, the terms "controlled by" and "under common control with" means ownership directly or indirectly of more than fifty percent (50%) of the equity capital having the right to vote for election of directors (or in the case of an entity other than a corporation, the equivalent management authority).

     1.03 Clinical Evaluations. The term "Clinical Evaluations" shall mean any tests performed by Xillix on Co-Developed Devices not reportable in regulatory submissions.

     1.04 Clinical Device. The term "Clinical Device" shall mean any Co-Developed Device or MRVT Component or Xillix Component used in the Preclinical Tests and Clinical Trials necessary for the support of regulatory submissions as defined in writing by the Operating Committee.

     1.05 Clinical Trials. The term "Clinical Trials" shall mean any tests performed on humans in preparation and support of regulatory submissions.

     1.06 Co-Developed Device. The term "Co-Developed Device" shall mean any new instrument, device or product, or any functionally separable component thereof, that embodies, incorporates, is comprised of, functions or is produced by means of, or derives its utility from, any Co-Developed Technology. This term does not include the existing MRVT Components and Xillix Components.

     1.07 Co-Developed Technology. The term "Co-Developed Technology" shall mean all new technology or systems developed that incorporates a combination of MRVT Technology and Xillix Technology. This term does not include MRVT Technology and Xillix Technology.

     1.08 Fluorescence Imaging. The term "Fluorescence Imaging" shall mean the use of fluorescence/reflectance spectroscopy and/or imaging for the purpose of detection, diagnosis and dosimetry.

     1.09 Effective Date. The "Effective Date" of this Agreement shall be the date first written hereinabove upon the execution of this Agreement by the last of the parties to sign.

     1.10 FDA. The term "FDA" shall mean the United States Food and Drug Administration or any successor agency having the administrative authority to regulate the approval for testing or marketing of human pharmaceutical, biological medical or medical device products in the United States (or, where appropriate, the equivalent governmental authority in any foreign country).

     1.11 Field. The term "Field" shall mean the Field of Oncology and other fields added by majority vote of the Operating Committee.

     1.12 GCP. The term "GCP" shall mean the applicable current good clinical practices promulgated from time to time by the FDA in accordance with the Act, and which may be amended from time to time (or the equivalent in any foreign country).

     1.13 GLP. The term "GLP" shall mean the applicable current good laboratory practices promulgated from time to time by the FDA in accordance with the Act, and which may be amended from time to time (or the equivalent in any foreign country).

     1.14 GMP. The term "GMP" shall mean the applicable current good manufacturing practices promulgated from time to time by the FDA in accordance with the Act, and which may be amended from time to time (or the equivalent in any foreign country).

     1.15 Gross Sales. The term "Gross Sales" shall mean the final gross invoiced price from the sale of Co-Developed Devices by the seller (and its Affiliates, sublicensees or marketing partners). In the event of a sale of a Co-Developed Device to an Affiliate or sublicensee, and the subsequent resale by such Affiliate or sublicensee, Gross Sales shall be computed on the basis of such subsequent resale.

     1.16 IDE. The term "IDE" shall mean an "investigational device exemption" application or any other application submitted to the FDA for the purpose of conducting clinical investigations of a device, and any supplement or abbreviated application thereof (or the equivalent in any foreign country).

     1.17 IND. The term "IND" shall mean an "investigational new drug" application or any other application submitted to the FDA in accordance with the Act for the purpose of conducting clinical investigations of a drug and any supplement or abbreviated application thereof (or the equivalent in any foreign country).

     1.18 Know-How. The term "Know-How" shall mean all ideas, concepts, inventions (whether or not patentable), discoveries, improvements, unpublished research and development information, information disclosed (whether or not claimed) in Patent applications or in issued Patents, trade secrets, technical and other information and data, including, without limitation, apparatus; compositions; methods; processes; techniques; controls; routines; systems (including quality assurance systems); procedures; reports; operating, test and performance data; and process, mechanical, material and product specifications.

     1.19 Manufacturing Partner. The term "Manufacturing Partner" shall mean the party who manufactures the Co-Developed Device from time to time selected by the Operating Committee.

     1.20 Marketing Partner. The term "Marketing Partner" shall mean the marketing partner from time to time selected by the Operating Committee to market the Co-Developed Device.

     1.21 MRVT Component. The term "MRVT Component" shall mean any subassembly or other part or device used for the delivery of light through a Co-Developed Device, whether proprietary to MRVT or not, developed, manufactured, licensed, or otherwise capable of being provided by MRVT for incorporation into and manufacture of Co-Developed Devices.

     1.22 MRVT Drug. The term "MRVT Drug" shall mean any Photodynamic Therapy compound conceived by, owned by or licensed to MRVT or any of its Affiliates, to the extent that MRVT has the right to use, make, sell or license such compound.

     1.23  MRVT  Technology.  The  term  "MRVT  Technology"  shall  mean  MRVT's
proprietary    pharmaceutical   and   medical   device   products   (trademarked
"PhotoPoint"), using the principles of Photodynamic Therapy.

     1.24  NDA.  The  term  "NDA"  shall  mean a New Drug  Application  or other premarket approval application for a MRVT Drug, and any supplement or abbreviated application relating thereto, submitted to the FDA (or the equivalent in any foreign country).

     1.25 Net Sales. The term "Net Sales" shall mean Gross Sales less the following: tariffs, import or export duties, excise, value-added and sales taxes, where such tariffs, duties or taxes are separately stated as part of the sales price; customary trade, distributor, quantity and cash discounts actually given; rebates and adjustments required by governmental entities and made pursuant to governmental or private third-party health or medical insurance programs; allowances or credits for returns or rejections. In the event of a sale to an Affiliate or a sublicensee, and the subsequent resale by such Affiliate or sublicensee, Net Sales shall be computed on the basis of such subsequent resale. In the event that any Co-Developed Device is sold as a component of another product, "Net Sales" shall mean the portion of such other product's invoice price that is allocable to the Co-Developed Device based on the customary price of the Co-Developed Device when sold separately or, in the absence of such customary price, on the ratio of the cost of the Co-Developed Device to the total cost of such other product.

     1.26 Patents. The term "Patents" shall mean all United States and foreign patents, including improvement patents, patents of addition, patents of importation, certificates of invention, utility model and design patents, method patents, and all reissues, renewals and extensions thereof; and all United States and foreign patent applications, including original, divisional, continuation and continuation-in-part applications pending before any patent office.

     1.27 Photodynamic Therapy. The term "Photodynamic Therapy" shall mean the technique of diagnosis and/or treatment of abnormal or normal biological or medical conditions, either in-vivo or ex-vivo, through the use of drugs activated by any type of electromagnetic radiation or magnetic field, including PhotoPoint.

     1.28 PMA. The term "PMA" shall mean a Pre-Market Approval Application, 510(k) Application or any other application for regulatory approval of a device, and any supplement or abbreviated application relating thereto, submitted to the FDA (or the equivalent in any foreign country).

     1.29 Preclinical Tests. The term "Preclinical Tests" shall mean any nonhuman or human tests performed as part of the Co-Development research and
development  activity,   prior  to  preparation  and  support  of  a  regulatory
submission.

     1.30 Xillix Component. The term "Xillix Component" shall mean any subassembly, part or device, whether proprietary to Xillix or not, developed, manufactured, licensed, or otherwise capable of being provided by Xillix for incorporation into and manufacture of Co-Developed Devices.

     1.31 Xillix Technology. The term "Xillix Technology" shall mean Xillix's proprietary Fluorescence Imaging systems, including LIFE-Lung and LIFE-GI, using the principles of Fluorescence Imaging.

                       ARTICLE II - OWNERSHIP AND LICENSE

     2.01 Ownership of Technology.

     MRVT retains all right, title and interest in and to all MRVT Technology, MRVT Components and MRVT Drugs. Xillix retains all right, title and interest in and to all Xillix Technology and Xillix Components. All right, title and interest in and to the Co-Developed Technology and Co-Developed Device shall be owned by the parties as follows unless otherwise agreed to in writing by the parties:

                           MRVT             *****
                           Xillix           *****

     2.02 Distribution Rights to Marketing Partner.

     Subject to the terms of this Agreement, MRVT and Xillix hereby (i) grants to the Marketing Partner an exclusive, worldwide distribution right under the Co-Developed Technology to use, distribute, and sell Co-Developed Devices in the Field, (ii) MRVT grants to the Marketing Partner an exclusive, worldwide distribution right under the MRVT Technology to use, distribute and sell the MRVT Components in the Field, but only when such MRVT Components are components of Co-Developed Devices, and (iii) Xillix grants to the Marketing Partner an exclusive, worldwide distribution right under the Xillix Technology to use, distribute and sell the Xillix Components in the Field, but only when such Xillix Components are components of Co-Developed Devices. The Marketing Partner may subdistribute, totally or in part, the distribution rights granted to it under this Section 2.02, or may appoint one or more third parties to subdistribute Co-Developed Devices (including the Xillix Components and MRVT Components as described in (ii) and (iii) above); provided, however, that (a) the Marketing Partner must notify the parties in writing of each such subdistributor at least thirty (30) days in advance; (b) the Marketing Partner remains responsible to the parties for all contractual obligations of the subdistributor, including, but not limited to, keeping of records, reporting of sales and payment of invoices, as if the subdistributor's sales were the Marketing Partner's sales and (c) the subdistributor agrees to be bound by the terms of this Agreement to the same extent as the Marketing Partner.

     2.03 Manufacturing Partner.

     Subject to the terms of this Agreement, MRVT and Xillix hereby grants to the Manufacturing Partner an exclusive, worldwide, manufacture right under the Co-Developed Technology to make and manufacture, the Co-Developed Devices in the Field solely for sale to the Marketing Partner. The Manufacturing Partner may subcontract, totally or in part, the manufacture rights granted to it under this
Section 2.03; provided, however, that (a) the Manufacturing Partner must notify the parties in writing of each such subcontractor at least thirty (30) days in advance; (b) the Manufacturing Partner remains responsible to the parties for all contractual obligations of the subcontractor, including, but not limited to, keeping of records, reporting and payment of invoices, as if the subcontractor's responsibilities were the Manufacturing Partner's responsibilities and (c) the subcontractor agrees to be bound by the terms of this Agreement to the same extent as the Manufacturing Partner.

***** Confidential Treatment Requested

     2.04 Exclusivity.

     During the term of this Agreement, or as otherwise agreed to in writing by the parties: (i) neither party shall, directly or indirectly, grant any rights in, to or under the Co-Developed Technology to any third party, whether in the Field or not, except as provided in Sections 2.02 and 2.03 hereof; (ii) neither the Marketing Partner nor the Manufacturing Partner shall, directly or indirectly, make, use, distribute or sell Xillix Components or MRVT Components apart from the Co-Developed Technology or purchase Xillix Components or MRVT Components from a third party; (iii) neither the Marketing Partner nor the Manufacturing Partner, nor Xillix or MRVT, shall directly or indirectly make, use, sell, distribute or license Co-Developed Devices outside the Field; (iv) neither Xillix or MRVT, nor the Marketing Partner or the Manufacturing Partner shall, directly or indirectly, make, use, sell, distribute or license any Co-Developed Device with any Photodynamic Therapy drug other than MRVT Drugs; and (v) neither MRVT nor Xillix will engage in any activity with any third party in the area of Photodynamic Therapy, in the case of Xillix, and in the area of Fluorescence Imaging, in the case of MRVT, during the term of this Agreement and for a period of ***** after termination of this Agreement. In the event of any such termination of this Agreement for material breach, the non-breaching party shall not be subject to the ***** period described in the prior sentence.

     2.05 *****

                 ARTICLE III - RESEARCH, DEVELOPMENT AND FUNDING

     3.01 Co-Development.

     MRVT and Xillix agree to use reasonable efforts to cooperate in the joint development of Co-Developed Technology and Co-Developed Devices. Unless otherwise agreed to in writing by the parties, the parties will pay for the development and clinical trial costs in accordance with Article VI, and (i) MRVT shall provide, during the development and Clinical Trial period, without charge, MRVT Components for incorporation into and manufacture of Co-Developed Devices; and (ii) Xillix shall provide, during the development and Clinical Trial period, without charge, Xillix Components for incorporation into and manufacture of Co-Developed Devices. In addition, each party will provide facilities and technical support without charge to the other party. Except as otherwise provided herein, the joint development of the Co-Developed Technology and Co-Developed Devices and the provision of the MRVT Components and the Xillix Components shall be coordinated by an "Operating Committee" as set forth in
Section 3.02, provided, however, that MRVT shall solely determine the appropriate MRVT Drugs.

     3.02 Operating Committee.

     Unless otherwise agreed to in writing by the parties, within thirty (30) days after the Effective Date the parties shall establish an operating committee (the "Operating Committee") consisting of four (4) members. The Operating Committee shall direct and monitor the research and development collaboration between MRVT and Xillix. MRVT and Xillix shall each appoint two (2) representatives to the Operating Committee and the Operating Committee will select one member as Chairman. The number of members of the Operating Committee may be expanded at any time, provided all members agree to do so in writing and so long as each party has an equal number of representatives. Responsibilities of the Operating Committee shall include, but are not limited to, development and approval of Co-Developed Device specifications, identification and pricing of MRVT Components and Xillix Components, defining Clinical Devices, establishing prices for the Co-Developed Devices, testing protocols, schedules and budgets, selection of the Marketing Partner and the Manufacturing Partner, and review and approval of publications and presentations related to Co-Developed Technology and Co-Developed Devices. Each member of the Operating Committee shall have one (1) vote and all decisions of the Operating Committee shall require a majority vote. In the event of a tie vote of the Operating Committee, the matter shall be resolved in accordance with Article 17 hereof.

***** Confidential Treatment Requested

     3.03 Research & Development and Clinical Evaluations.

     The Operating Committee will be responsible for all research and development activities as well as Clinical Evaluations. Unless otherwise agreed to in writing by the parties, MRVT shall contribute MRVT Components and MRVT Drugs and Xillix shall contribute Xillix Components and Co-Developed Devices for use in such Clinical Evaluations and tests, each at no cost to the other. Also, each party will provide facilities and technical support without charge to the other party. All other actual costs of all research, development and Clinical Evaluations of Co-Developed Devices shall be shared ***** percent ***** by MRVT and ***** percent ***** by Xillix unless otherwise agreed to in writing by the parties.

     3.04 Preclinical Tests of Co-Developed Devices.

     Unless otherwise agreed to in writing by the parties, (i) MRVT shall conduct or arrange for a third party to conduct, all reasonably necessary Preclinical Tests of Co-Developed Devices, and (ii) MRVT shall contribute MRVT Components and MRVT Drugs and Xillix shall contribute Xillix Components and Co-Developed Devices, each at no cost to the other. Also, each party will provide facilities and technical support without charge to the other party. All actual costs of Preclinical Tests shall be shared ***** percent ***** by MRVT and ***** percent ***** by Xillix unless otherwise agreed to in writing by the parties.

     3.05 Clinical Trials.

     Unless otherwise agreed to in writing by the parties, (i) MRVT shall conduct or arrange for a third party to conduct, all reasonably necessary
Clinical Trials of Co-Developed Devices, and (ii) MRVT shall contribute MRVT Components and MRVT Drugs and Xillix shall contribute Xillix Components and Co-Developed Devices, each at no cost to the other. Also, each party will provide facilities and technical support without charge to the other party. All other actual costs shall be paid by MRVT unless otherwise agreed to in writing by the parties.

     3.06 Regulatory Submissions.

     MRVT shall prepare and submit, or arrange for a third party to prepare and submit, in the name of MRVT, any applicable regulatory submissions covering Co-Developed Devices, including any IDE or IND applications which may be necessary for conducting Clinical Trials of Co-Developed Devices. The actual costs of regulatory submissions for Co-Developed Devices shall be paid by MRVT. Unless otherwise agreed to in writing by the parties, MRVT shall be responsible for securing government or private price approvals and reimbursement qualifications in preparation for product launch of Co-Developed Devices in the Fields. MRVT and Xillix agree to provide each other with access to information or data relating to Co-Developed Devices which the other may need for regulatory submissions or compliance. If necessary, Xillix will file any amendments to its existing FDA filings consistent with MRVT's regulatory filing and strategy.

***** Confidential Treatment Requested

                         ARTICLE IV - COMMERCIAL SUPPLY

     4.01 Supply of Components.

     Each party shall provide all requirements of the Manufacturing Partner for MRVT Components or Xillix Components for use in manufacturing Co-Developed Devices for commercial sale in the Field. Each party shall sell MRVT Components or Xillix Components to the Manufacturing Partner at transfer prices to be determined by the Operating Committee, but not to exceed prices granted by the parties to other customers for similar quantities. If a party determines not to provide a certain component to the Manufacturing Partner for use in manufacturing a Co-Developed Device for commercial sale in the Field, or cannot supply such component to the Manufacturing Partner, in either case for a period of six (6) months, then the parties, through mutual discussion in good faith, shall negotiate a license for the Manufacturing Partner and the non-defaulting party (the "Non-Defaulting Party") to manufacture or have manufactured such unavailable or non-supplied components, at the Non-Defaulting Party's own cost and solely for use as a component in a Co-Developed Device in the Field. Such license shall include a royalty on commercially reasonable terms and conditions, taking into account the respective performance of the parties under the Agreement and the relative investment of the parties in the Xillix Technology or the MRVT Technology, as the case may be. In the case where a party determines not to provide a component which it is then providing to the Manufacturing Partner, such party shall use reasonable efforts to continue to supply such component to the Manufacturing Partner or the other party for a period of nine
(9) months or until the Manufacturing Partner or the other party determines it is able to supply such component, whichever is sooner.

     4.02 Manufacture of Co-Developed Devices.

     The Manufacturing Partner shall have the exclusive right under the Co-Developed Technology to manufacture Co-Developed Devices for commercial sale in the Field, but only to the Marketing Partner. In the event the Manufacturing Partner determines, for any reason, not to manufacture a Co-Developed Device, for a period of six (6) months or longer, then the Manufacturing Partner's rights shall terminate. In such an event, the Manufacturing Partner shall use reasonable efforts to continue to supply Co-Developed Devices to the Marketing Partner, at transfer prices to be determined by mutual agreement in writing by the parties, but not to exceed prices granted by the Manufacturing Partner to the Marketing Partner for similar quantities, for a period of nine (9) months or until MRVT and Xillix have appointed a new Manufacturing Partner and are able to supply Co-Developed Devices, whichever is sooner.

     4.03 Initial Forecast Requirements.

     At least six (6) months prior to any anticipated FDA approval of Co-Developed Devices, the Manufacturing Partner shall provide to MRVT and Xillix a written forecast of its requirements for MRVT Components and Xillix Components for the period extending from that forecast date through the first full quarter following such FDA approval. This is the "Initial Forecast" for MRVT Components and the Xillix Components. The MRVT Components and the Xillix Components shown in the Initial Forecast shall be considered a firm purchase order by the Manufacturing Partner.

     4.04 Order Forecasts.

     Each quarter, beginning six (6) months prior to any anticipated FDA approval of Co-Developed Devices, the Manufacturing Partner shall provide MRVT and Xillix written forecasts of the Manufacturing Partner's quarterly requirements for Components for the next twelve (12) month period (the "Rolling Forecast"). Such Rolling Forecasts shall be for the purpose of assisting MRVT and Xillix in its planning. In each quarter, unless otherwise agreed to by MRVT and Xillix, the quantities of MRVT Components and Xillix Components purchased by the Manufacturing Partner shall not vary from the forecasted quantity by more than fifteen percent (15%).

     4.05 Purchase Orders and Shipment.

     The Manufacturing Partner shall order MRVT Components and Xillix Components from MRVT and Xillix by submitting written, non-cancelable purchase orders to MRVT and Xillix identifying the quantity, the MRVT Components and the Xillix Components ordered, shipping instructions, including the common carrier to be used and the place to which the goods should be delivered, and the requested delivery date. No later than ten (10) business days after receipt of the purchase order, MRVT and Xillix shall provide the Manufacturing Partner with the shipping date. MRVT Components and Xillix Components shall be shipped in the manner and to the location specified by the Manufacturing Partner.

             ARTICLE V - MARKETING AND SALE OF CO-DEVELOPED DEVICES

     5.01 (i) Marketing and Sale of Co-Developed Devices.

     Subject to the terms and conditions hereof, the Marketing Partner selected by the parties shall use its best reasonable efforts to market the Co-Developed Technology and shall provide all necessary customer or other service, shipping and receiving and invoicing services in support of the sales of Co-Developed Devices.

     5.01 (ii) Marketing and Sale of MRVT Drugs.

     Subject to the terms and conditions hereof, MRVT, or a marketing partner selected by MRVT, shall use its best reasonable efforts to market the MRVT Drugs in connection with the Co-Developed Devices and shall provide all necessary customer or other service, shipping and receiving and invoicing services in support of the sales of MRVT Drugs sold in connection with the Co-Developed Technology by the Marketing Partner, and MRVT shall pay to Xillix royalties on the sale of MRVT Drugs as follows:

               (a) *****

               (b) *****

     5.02 Ownership of Trademarks.

     (a) The registration, maintenance and protection of all trademarks, logos and/or trade dress owned by Xillix for use in connection with the Xillix Components shall be the responsibility of Xillix. The registration, maintenance and protection of all trademarks, logos and/or trade dress owned by MRVT for use in connection with the MRVT Components and the MRVT Drugs shall be the responsibility of MRVT. Ownership of trademarks of Co-Developed Devices shall be owned by the parties as follows, unless otherwise agreed to in writing by the parties: MRVT *****, Xillix *****. The Co-Developed Device will be labeled with a MRVT Trademark if requested by MRVT.

     (b) Each party acknowledges that the other party owns all right, title and interest in their respective corporate names, logos and are the owners of certain other trademarks, service marks, and tradenames; and that each party will not acquire any interest in any of these trademarks, service marks or tradenames of the other party by virtue of this Agreement or the activities under it.

     (c) During the term of this Agreement, each party may indicate to the public and the trade that they have a business relationship with the other and will be developing the Co-Developed Devices and Co-Developed Technology. With the other party's prior written approval, either party may also use the trademarks and tradenames of the other party to promote and solicit sales of the Co-Developed Devices and Co-Developed Technology if they strictly comply with the other party's instructions regarding that use. Both parties agree not to adopt or use those trademarks or tradenames of the other party, or any confusingly similar word or symbol, as part of its company name or (to the extent they have power to prevent such use) allow such names or marks to be used by others.

     (d) At the expiration or termination of this Agreement, both parties agree to immediately discontinue any use of the corporate name and all trademarks, tradenames and service marks of the other party, as well as any other combination of words, designs, trademarks or tradenames that would indicate that such party has a business relationship with the other party.

***** Confidential Treatment Requested

                      ARTICLE VI - PAYMENTS AND ACCOUNTING

     6.01  Payment  of  Research  and  Development,   Clinical  Evaluations  and
Preclinical Costs.


     Unless otherwise agreed in writing, during Research and Development, Clinical Evaluations and Preclinical Tests, each party shall pay the expenses thereof, excluding MRVT Components, Xillix Components, MRVT Drugs and Co-Developed Devices, as follows:

                                   MRVT   *****
                                   Xillix *****

     All requests for expense reimbursement shall be made quarterly within sixty
(60) days of the end of each quarter.  Reimbursement  will be made within thirty
(30) days of the receipt of an invoice. A party who receives an invoice may pay the invoice by setting off sums owed to that party by the submitting party, excluding MRVT Components and Xillix Components.

     6.02 Payment of Clinical Trial Costs.

     During Clinical Trials, excluding MRVT Components, Xillix Components and the Co-Developed Device, MRVT will pay all Clinical Trial costs unless otherwise agreed in writing.

     6.03 Payment for MRVT Components and Xillix Components.

     Once Co-Developed Devices are in commercial distribution, each party shall submit invoices to the Manufacturing Partner upon shipment of components. The
Manufacturing Partner shall pay all invoices, plus all applicable taxes or freight and other transportation charges stated thereon, within thirty (30) days after date of invoice.

     6.04 Payment of Royalties.

     The royalties due under this Agreement shall be paid quarterly within thirty (30) days after March 31, June 30, September 30 and December 31. Each payment shall be accompanied by a report containing sufficient information to enable the other party to verify the accuracy of the calculation of Net Sales on which such payment was based during the royalty period, including a statement of Gross Sales and Net Sales and a reconciliation of the credits, allowances and rebates used to calculate Net Sales from Gross Sales.

     6.05 Payment of Monies.

     All payments made pursuant to this Agreement by one party to the other shall be made in U.S. dollars.


***** Confidential Treatment Requested

     6.06 Late Payments.

     In the event any payment due pursuant to this Agreement is not paid within the time specified, in addition to remitting the amount of the payment as required by this Agreement, the late paying party shall pay the other party interest on such amount at the prime rate per annum, as published from time to time in the Wall Street Journal; such interest being payable on demand together with all costs incurred by the collecting party to collect the amounts due hereunder, including, but not limited to, reasonable attorney fees and disbursements.

     6.07 Books and Records.

     Each of MRVT and Xillix shall keep, and shall cause their Affiliates and the Manufacturing Partner and Marketing Partner and sublicensees to keep, full, true and accurate books of accounts and other records, for a period of five (5) years, containing sufficient detail as may be necessary for the other party to properly ascertain and verify the costs and royalties payable to it hereunder in accordance with generally accepted accounting principles. Upon either MRVT's or Xillix's request, the other party shall permit an employee of the requesting party or an independent certified accountant selected by the requesting party (except one to whom the other has reasonable objection) to have access once each year during ordinary business hours to such records as may be necessary to determine the correctness of any report and payment made under this Agreement. If an audit shows that either party has overstated costs or underpaid royalties by ten percent (10%) or more, for any financial period covered by the audit, that party shall, in addition to immediately remitting the amount of cost overstatement or royalty underpayment, pay for the cost of such audit.

                    ARTICLE VII - REGULATORY RESPONSIBILITIES

     7.01 Compliance With Applicable Law.

     In exercising the rights, and in carrying out the duties and obligations set forth in this Agreement, each party represents and warrants that it shall comply with all applicable state, federal and other laws or rules. Each party further represents and warrants that it shall comply to the extent of its duties hereunder with all applicable state, federal or other rules and regulations governing the manufacture, records, distribution, promotion, marketing and sale of Co-Developed Devices, MRVT Components or Xillix Components, as the case may be, and that it shall specifically comply with GCPs, GLPs, GMPs or other equivalent regulatory requirements of any country.

     7.02 Notification of FDA Action.

     MRVT and Xillix shall promptly notify each other of, and shall provide copies of, any correspondence and other documentation received or prepared in connection with any FDA action or notification regarding Co-Developed Devices. MRVT and Xillix shall jointly determine whether a recall, field action, or other regulatory action is warranted. In the event of a total or partial recall of Co-Developed Devices, whether voluntary or mandated by law, MRVT and Xillix agree to cooperate fully with each other to effect such recall. In the event a recall results from the gross negligence or willful misconduct of either party, then that party, whether MRVT or Xillix, shall bear the expenses associated with such recall. In the event a recall results from the gross negligence or willful misconduct of both MRVT and Xillix, then the parties shall equitably share the expenses associated with such recall, to the extent that each party is responsible.

                             ARTICLE VIII - PATENTS

     8.01 Patents.

     If a patentable invention embodying Co-Developed Technology, or related to Co-Developed Devices or to the Field, is conceived in the course of this Agreement and reduced to practice during the term of this Agreement and for a period of two (2) years after its termination, MRVT and Xillix shall together determine whether to file patent applications covering the invention. Both parties agree to begin application and prosecution in a timely manner once patentable inventions are identified and disclosed. Any such patent applications shall be prepared by the parties and filed in the name of the parties as defined in Section 2.01. Xillix and MRVT shall prepare, prosecute and maintain any and all of their respective Patents embodying Co-Developed Technology or related to Co-Developed Devices for the Field. The reasonable costs thereof shall be the responsibility of each party separately or shared according to the ownership thereof, as defined in Section 2.01, and any rights hereunder shall be owned in the same proportions. If either party elects not to prepare, prosecute or maintain any such Patent, then the other party shall have the right, but not the obligation, to do so in its own name, at its own expense and for its own benefit and assignment of rights in such Patent. If MRVT and Xillix mutually agree in writing to allow either party to utilize any Patent outside the Field, such agreement shall include, at a minimum, terms as to the development, manufacture and royalty obligations of the parties.

     8.02 Patent Infringement by Third Parties.

     If, during the term of this Agreement, either MRVT or Xillix shall acquire knowledge or have reasonable cause to believe that any patent rights covering Co-Developed Devices, Co-Developed Technology shall be infringed or used without authorization by any third party, either MRVT or Xillix shall promptly notify the other of such knowledge. MRVT and Xillix agree to cooperate in making prompt investigation of such possible infringement.

     8.03 Initiation of Action by MRVT or Xillix.

     If MRVT and Xillix  determine to jointly  institute any action described in
Section 8.02, then MRVT and Xillix shall share in the costs of such action according to the ownership as defined thereof, in Section 2.01 and in the full recovery of any money or other property collected by way of judgment, settlement (whether prior to or after the institution of any action or proceeding) or otherwise on any action initiated jointly by the parties. If either MRVT or Xillix determines not to be involved in any such action, then it will execute an assignment of its rights to the other party, and the other party may take all steps in the name of both parties which are necessary or advisable including, without limitation, the institution of any action or proceeding for the obtaining of damages or the enjoinment of any such infringement and to prosecute, settle, compromise or otherwise dispose of the same. That party, whether MRVT or Xillix, shall pay all costs taken pursuant to this Section 8.03 and shall be entitled to the full recovery of any money or other property collected by way of judgment, settlement (whether prior to or after the institution of any action or proceeding) or otherwise on any action initiated by the party.

     8.04 Claims Against MRVT or Xillix.

     If any claim is made or action brought against MRVT or Xillix based on the claim that MRVT or Xillix is infringing any third party patent rights by virtue of the manufacture, use or sale of Co-Developed Devices or Co-Developed Technology hereunder, MRVT or Xillix shall promptly so notify the other. The parties shall then consult with each other as to the course of action to take relative to such third party claim. Unless otherwise agreed to in writing by the parties, each party hereto shall pay its own expenses in defending any such third party claim and if they cannot agree, then it shall be resolved in accordance with Article 17 hereof. MRVT shall be solely responsible for any infringement claims related to MRVT's trademarks, Patents or other intellectual property, including the MRVT Technology or the MRVT Components, and for all damages related thereto. Xillix shall be solely responsible for any infringement claims related to Xillix's trademarks, Patents or other intellectual property, including the Xillix Technology or the Xillix Components, and for all damages related thereto.

     8.05 Damages to Third Party.

     If, in any such action described in Section 8.04, a court of competent jurisdiction determines that MRVT or Xillix is obligated to pay damages to any third person because the manufacture, use, sale, distribution or licensing of the Co-Developed Technology or Co-Developed Devices was held to be an infringement of a third party right, the parties shall be responsible for any damages and associated costs related thereto in accordance with the ownership thereof, as defined in Section 2.01.



                  ARTICLE IX - PUBLICATIONS AND CONFIDENTIALITY

     9.01 Publication.

     (a) At least thirty (30) days prior to the time either party submits any data or articles related to Co-Developed Technology or Co-Developed Devices for publication or presentation, the proposed publication or presentation must be sent to the Operating Committee for review and approval. If the Operating Committee so decides, such publication or presentation can be delayed as long as necessary to preserve U.S. or foreign patent or other property rights.

     (b) The parties agree that neither of them will make any public announcements or issue any press release arising out of or in connection with this Agreement without consulting with the other party prior to making any announcement or press release and the parties will use all reasonable effort, acting expeditiously and in good faith, to agree upon a text for such announcement or release which is satisfactory to each of them. If the parties fail to agree upon such text, the party making the disclosure will make only such public announcement or release as its counsel advises in writing is legally required to be made.

     9.02 Confidential Information.

     Unless otherwise agreed to in writing by the parties, the parties agree to maintain in confidence information relating to MRVT Technology, Xillix Technology, Co-Developed Technology or Co-Developed Devices (including without limitation, information developed in Preclinical Tests and Clinical Trials), and licenses, Patents, patent applications, technology or processes and business plans of the other party, including, without limitation, information designated as confidential in writing from one party to another (all of the foregoing hereinafter referred to as "Confidential Information"), disclosed to the other and shall not, during the term of this Agreement and for a period of five (5) years thereafter, use such Confidential Information, except as permitted by this Agreement or disclose the same to anyone other than those of its officers, directors, employees, Affiliates and sublicensees as are necessary in connection with either parties' activities as contemplated in this Agreement, provided that these disclosees agree in writing to be similarly bound.

     9.03 Limitations on Confidentiality.

     The obligation of confidentiality in Section 9.02 shall not apply to the extent that (i) a party is required to disclose information by applicable law, such as pursuant to Securities and Exchange Commission rules and regulations, or by order of a governmental agency or a court of competent jurisdiction; (ii) a party can demonstrate that the disclosed information was, at the time of disclosure, already in the public domain other than as a result of actions or failure to act of a party, its officers, directors, employees, Affiliates and sublicensees in violation hereof; (iii) the disclosed information was rightfully known by a party or its Affiliates or sublicensees (as shown by its written records) prior to the date of disclosure to the other party in connection with this Agreement; or (iv) a party can demonstrate that the disclosed information was received by a party or its Affiliates or sublicensees on an unrestricted basis from a third party which is not the other party or an Affiliate of the other party and not under a duty of confidentiality, and which was rightfully known to said source.


                         ARTICLE X - WARRANTIES OF MRVT

     10.01 Warranty.

     MRVT represents and warrants that MRVT Components and Co-Developed Devices, at the time of shipment to Xillix, shall not have been misbranded or adulterated within the meaning of the Act, or of any applicable state or local law. MRVT further represents and warrants that MRVT Components sold to Xillix hereunder shall have been manufactured, packaged, labeled, stored and shipped in conformity with all applicable GMP requirements.

     10.02 No Other Product Warranties.

     Except as expressly provided for in this Article X, MRVT makes no representations or warranties of any nature whatsoever with respect to the MRVT Components, the MRVT Technology the Co-Developed Technology and the Co-Developed Devices, and ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED BY MRVT AND ITS AFFILIATES.

     10.03 Product Liability Insurance.

     Upon commencement of Clinical Trials, MRVT shall obtain product liability insurance in such reasonable amounts as is customary for pharmaceutical companies in the United States and shall name Xillix as an additional named insured on its policy of product liability insurance. MRVT shall not cancel the insurance policy or fail to renew it without providing Xillix with sixty (60) days notice in advance of such cancellation or non-renewal.

     10.04 Limitation on Liabilities.

     MRVT will not be responsible to Xillix or any third party for consequential, extraordinary or punitive damages. MRVT's total liability for damages to Xillix  under this  Agreement,  excluding  any  liability  for direct damages, lost profits and reasonable attorneys' fees, shall not exceed $2,000,000.00, regardless of the form of action.


                        ARTICLE XI - WARRANTIES OF XILLIX

     11.01 Warranty.

     Xillix represents and warrants that Xillix Components shall not have been misbranded or adulterated within the meaning of the Act, or of any applicable state or local law. Xillix further represents and warrants that the Xillix Components shall have been manufactured, packaged, labeled, stored and shipped in conformity with all applicable GMP requirements.

     11.02 No Other Product Warranties.

     Except as expressly provided for in this Article XI, Xillix makes no representations or warranties of any nature whatsoever with respect to the Xillix Components or the Xillix Technology, and ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED BY XILLIX AND ITS AFFILIATES.

     11.03 Product Liability Insurance.

     Upon commencement of Clinical Trials, Xillix shall obtain product liability insurance in such reasonable amounts as is customary for medical device companies in Canada and shall name MRVT as an additional named insured on its policy of product liability insurance. Xillix shall not cancel the insurance policy or fail to renew it without providing MRVT with sixty (60) days notice in advance of such cancellation or non-renewal.

     11.04 Limitation on Liabilities.

     Xillix will not be responsible to MRVT or any third party for consequential, extraordinary or punitive damages. Xillix's total liability for damages to MRVT under this Agreement, excluding any liability for direct damages, lost profits and reasonable attorneys' fees, shall not exceed $2,000,000.00, regardless of the form of action.


                         ARTICLE XII - MUTUAL WARRANTIES

     12.01 Right, Power and Authority to Execute.

     Each party hereby represents and warrants to the other party that it has full right, power and authority to enter into this Agreement and that the Agreement has been duly authorized by all necessary actions of its directors and shareholders and constitutes a valid and binding obligation.

     12.02 Corporate Good Standing.

     Each party represents and warrants to the other party that it is a corporation duly organized and validly existing and in good standing under the laws of its respective jurisdiction of incorporation and that no governmental approval or consent of any third party is necessary for the execution or delivery by such party of this Agreement or for the legality, validity or enforceability of this Agreement as to such party.

     12.03 Duration of Representations and Warranties.

     Each  party   represents   and   warrants  to  the  other  party  that  the
representations and warranties set forth in Articles X, XI, and XII shall be true as of the Effective Date of this Agreement.


                        ARTICLE XIII - TERM & TERMINATION

     13.01 Term of Agreement.

     This Agreement shall be effective as of the date first set forth hereinabove ("Effective Date"), and shall continue in full force and effect for seven (7) years from the date of first NDA approval for commercial sale of Co-Developed Devices. If an NDA is not approved by December 31, 2003, then this Agreement shall continue for an additional period of one year, which shall renew automatically for additional periods of one year, unless either party decides to terminate this Agreement upon thirty (30) days prior written notice. Provided that both parties agree in writing, at least one hundred eighty (180) days prior to the expiration of the then-existing term, MRVT and Xillix may have the option to extend the term of this Agreement by successive two (2) year periods. Subject to the other terms and conditions of this Agreement, royalty payments payable hereunder shall continue for the life of the Co-Developed products.

     13.02 Termination for Material Breach.

     Either party may terminate this Agreement in the event of a material breach by the other, provided that the party asserting such breach first serves written notice of the alleged material breach on the offending party and such alleged breach is not cured within thirty (30) days of said notice, unless such material breach cannot reasonably be cured within said period, in which case the cure period will be extended ninety (90) days if the offending party has commenced to cure the material breach within the thirty (30) day period and continues to diligently effect such cure. The nondefaulting party can, at its option, waive the right to terminate the Agreement and specifically enforce this Agreement. A material breach of the Subscription Agreement will be deemed a material breach of this Agreement.

     13.03 Termination for Insolvency.

     In the event that either party becomes insolvent or shall suspend its business, or shall file a voluntary petition or any answer admitting the jurisdiction of the court and the material allegations of, or shall consent to, an involuntary petition pursuant to or purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of a receiver or trustee of all or a substantial part of its property (such party, upon the occurrence of any such event, a "Bankrupt Party"), and if such proceeding is not terminated within sixty (60) days of such a filing, then to the extent permitted by the law another party hereto may thereafter immediately terminate this Agreement by giving written notice of termination to the Bankrupt Party.

     13.04 Effect of Expiration or Termination.

     Expiration or earlier termination of this Agreement shall not extinguish rights or obligations previously accrued or vested, and Sections 2.04, 2.05, 4.01, 5.01(ii), 5.02, 6.07, 8.01, 8.02, 8.03, 8.04, 8.05, 9.02, 10.01, 10.02,
10.03,  10.04, 11.01, 11.02, 11.03, 11.04, 14.01, 14.02, 14.03, 15.03, 17.01 and
17.02 hereof shall survive the termination of this Agreement.



                          ARTICLE XIV - INDEMNIFICATION

     14.01 MRVT Indemnity.

     MRVT agrees to indemnify, protect and defend Xillix and hold Xillix harmless from and against any claims, damages, liability, harm, loss, costs, penalties, lawsuits, threats of lawsuit, recalls or other governmental action, including reasonable attorneys' fees, brought or claimed by any third party which (i) arise as the result of MRVT's breach of this Agreement or of any warranty or representation made by MRVT under this Agreement; (ii) result from the negligent acts or willful malfeasance on the part of MRVT or its employees or agents, or (iii) result from any claim made against Xillix in connection with MRVT's manufacture or sale of defective MRVT Components or Co-Developed Devices. Upon the filing of any such legal claim or lawsuit against Xillix, Xillix shall promptly notify MRVT, in writing, of any such claim and MRVT shall, at its expense, with attorneys reasonably acceptable to Xillix, handle, defend and control such claim or lawsuit.

     14.02 Xillix Indemnity.

     Xillix agrees to indemnify, protect, and defend MRVT and hold MRVT harmless from and against any claims, damages, liabilities, harm, loss, costs, penalties, lawsuits, threats of lawsuit, recalls or other governmental action, including reasonable attorneys' fees, brought or claimed by any third party, which (i) arise as a result of Xillix's breach of this Agreement or of any warranty or representation by Xillix under this Agreement; or, (ii) result from the negligent acts or willful malfeasance on the part of Xillix or its employees or agents, or (iii) result from any claim made against MRVT in connection with Xillix's manufacture or sale of defective Components or the Co-Developed Devices. Upon the filing of any such legal claim or lawsuit against MRVT, MRVT shall promptly notify Xillix, in writing, of any such claim and Xillix shall, at its expense, with attorneys reasonably acceptable to MRVT, handle, defend, and control such claim or lawsuit.

     14.03 Notice of Defense of Actions.

     Each party shall give the other prompt notice of any potential liability, and promptly after receipt by a party claiming indemnification under this
Article XIV, of notice of the commencement of any action, such indemnified party shall notify the indemnifying party of the commencement of the action and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such action with counsel of its choosing. An indemnifying party shall not have the right to direct the defense in such an action of an indemnified party if counsel to such indemnified party has reasonably concluded that there may be defenses available to it that are different from or additional to those available to the indemnifying party; provided, however, that in such event, the indemnified party shall bear the fees and expenses of separate counsel reasonably satisfactory to the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Article XIV. No settlement of any claim or action, or decision not to appeal a judgment, may be made without the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).


                           ARTICLE XV - MISCELLANEOUS

     15.01 Force Majeure.

     No party to this Agreement shall be liable to another party for any loss, injury, delay, damage or other casualty suffered or incurred by such other party due to strikes, lockouts, accidents, fire, delays in manufacture, transportation or delivery of material, embargoes, inability to ship, explosions, floods, war, governmental action or any other cause similar thereto which is beyond the reasonable control of such other party and any failure or delay by a party in the performance of any of its obligations under this Agreement, other than for the payment of money, shall not be considered as a breach of this Agreement due to, but only so long as there exists, one or more of the foregoing causes.

     15.02 Relationship.

     This Agreement shall not be construed to create between the parties hereto or their respective successors or permitted assignees the relationship of principal and agent, joint ventures, co-partners or any other similar relationship, the existence of which is hereby expressly denied by each party. The parties shall not be liable to any third party in any way for engagement, obligation, contract, representation or transaction or for any negligent act or omission to act of the other except as expressly provided.

     15.03 Governing Law.

     The provisions of this Agreement shall be governed in all respects by the laws of the State of California, without regard to the conflict of law provisions thereof, or the United Nations Convention on Contracts For the International Sale of Goods.

     15.04 Notice.

     All notices, proposals, submissions, offers, approvals, agreements, elections, consents, acceptances, waivers, reports, plans, requests, instructions and other communications required or permitted to be made or given hereunder (all of the foregoing hereinafter collectively referred to as "Communications") shall be in writing, and shall be deemed to have been duly made or given when: a) delivered personally with receipt acknowledged; b) sent by registered or certified mail or equivalent, return receipt requested, or c) sent by facsimile or telex (which shall promptly be confirmed by a writing sent by registered or certified mail or equivalent, return receipt requested), or d) sent by recognized overnight courier for delivery within twenty-four (24) hours, in each case addressed or sent to the parties at the following addresses and facsimile numbers or to such other or additional address or facsimile as any party shall hereafter specify by communication to the other parties:

                  To MRVT:                  Miravant Medical Technologies
                                            7408 Hollister Avenue
                                            Santa Barbara, CA  93117
                                            Attention:  President
                                            Facsimile:  805-685-2959

                  With a copy to:           Nida & Maloney, P.C.
                                            800 Anacapa Street
                                            Santa Barbara, CA   93101
                                            Attention:   Joseph E. Nida
                                            Facsimile:  805-568-1955

                  To Xillix:                Xillix Technologies Corp.
                                            #300 - 13775 Commerce Parkway
                                            Richmond, B.C. Canada  V6V 2V4
                                            Attention:   President and Chief
                                                         Executive Officer
                                            Facsimile:  604-278-5111

                  With a copy to:           Fraser & Beatty
                                            15th Floor, The Grosvenor Building
                                            1040 W. Georgia Street
                                            Vancouver, B.C., V6E 4H8
                                            Attention:  Gary Sollis
                                            Facsimile:  604-683-5214

Notice of change of address shall be deemed given when actually received, all other Communications shall be deemed to have been given, received and dated on the earlier of: (i) when actually received, or on the date when delivered personally; (ii) one (1) day after being sent by facsimile, cable, telex (each promptly confirmed by a writing as aforesaid) or overnight courier; or four (4) business days after mailing.

     15.05 Legal Construction.

     In case any one or more of the provisions contained in this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid and unenforceable provision in light of the tenor of this Agreement, and, upon so agreeing, shall incorporate such substitute provision in this Agreement.

     15.06 Entire Agreement, Modifications, Consents, Waivers.

     This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Each party hereto may, by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any other or subsequent breach.

     15.07 Section Headings; Construction.

     The section headings and titles contained herein are each for reference only and shall not be deemed to affect the meaning or interpretation of this Agreement. The words "hereby", "herein", "hereinabove", "hereinafter", "hereof" and "hereunder", when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural, the conjunctive shall include the disjunctive and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

     15.08 Execution Counterparts.

     This Agreement may be executed in any number of counterparts and each such duplicate counterpart shall constitute an original, any one of which may be introduced in evidence or used for any other purpose without the production of its duplicate counterpart. Moreover, notwithstanding that any of the parties did not execute the same counterpart, each counterpart shall be deemed for all purposes to be an original, and all such counterparts shall constitute one and the same instrument, binding on both of the parties hereto.

                    ARTICLE XVI - BINDING EFFECT; ASSIGNMENT

     16.01 Binding Effect and Assignment.

     This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns. Neither this Agreement, nor any of the rights and obligations under this Agreement, may be assigned, transferred or otherwise disposed of by either party without prior written consent of the other party, unless such assignment, transfer or disposition is to a successor to substantially all the business or assets of the transferor; provided that, such successor shall in any event agree in writing with the other party to assume all obligations of the transferor under this Agreement in a manner satisfactory to the other party. Subject to the foregoing limitations, the Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

     16.02 Right to Seek Assurance.

     In the event all or substantially all of the assets of either MRVT or Xillix are acquired by a third party, the non-acquired party shall have the right pursuant to Section 16.01 to receive written assurance from such third party that the third party intends to faithfully perform all of the duties and obligations of the acquired party set forth in this Agreement. The acquired party shall take all necessary action to enable the non-acquiring party to obtain such written assurance.

                      ARTICLE XVII - RESOLUTION OF DISPUTES

     17.01 Resolutions.

     Any and all disputes arising out of or in connection with this Agreement unable to be resolved by the Operating Committee shall be negotiated in good faith by the Presidents of MRVT and Xillix to achieve a reasonable resolution of such issue.

     17.02 Arbitration.

     Any and all disputes arising out of or related to this Agreement, and which are not resolved in accordance with Section 17.01 hereof, shall be finally settled by arbitration in accordance with the rules of the American Arbitration Association by arbitrators familiar with medical technology. The arbitration will be held in Los Angeles, California, on consecutive business days. The award rendered shall be final and binding upon the parties. Judgment on any award may be entered in any court having jurisdiction over the parties or their assets. Notwithstanding anything to the contrary contained in this paragraph, or to the extent any claims relate to the validity, construction, scope, enforceability or infringement of any Patent Rights, such claim shall not be required to be submitted to arbitration hereunder and shall be resolved by a court of competent jurisdiction. The costs of the arbitration shall be shared equally by the parties. Each party will pay their own attorneys' fees and costs.

                                                [Signatures on next page.]

     IN WITNESS WHEREOF, the parties have cause this Agreement to be executed as of the day and year first written above.

MIRAVANT MEDICAL TECHNOLOGIES


By:/S/
   ------------------------------
Title:__________________________________

Date:___________________________________



XILLIX TECHNOLOGIES CORP.

By:/S/
   ------------------------------
Title:__________________________________

Date:___________________________________